--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 31, 2003


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 0-19285                                   88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7.   Financial Statements and Exhibits
          (a) Not applicable
          (b) Not applicable
          (c) Exhibits
                99.1 Press Release issued April 29, 2003
                99.2 Unaudited Supplemental Data

Item 9.   Regulation FD Disclosure.
          (Item 12.  Disclosure of Results of Operations and
           Financial Conditions)

The following information is being furnished under Item 12. Disclosure of Results of Operations and Financial Conditions:

On April 29, 2003, Allied Waste Industries, Inc. issued a press release announcing its financial results for the three months ended March 31, 2003. The press release is attached herein as Exhibit 99.1. Additionally, we have provided unaudited supplemental data attached herein as Exhibit 99.2.










                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                          ALLIED WASTE INDUSTRIES, INC.


                             By: /s/ THOMAS W. RYAN
             ------------------------------------------------------
                                 Thomas W. Ryan
               Executive Vice President & Chief Financial Officer



Date:  April 29, 2003

                                                                    EXHIBIT 99.1


Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785


                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------
ALLIED WASTE ANNOUNCES FIRST QUARTER RESULTS

Scottsdale, AZ - April 29, 2003 - Allied Waste Industries, Inc. (NYSE: AW) today reported financial results for the first quarter ended March 31, 2003. Allied Waste highlighted the following information from its reported financial results:

o Revenues for the first quarter were $1.309 billion;

o Operating income for the first quarter was $250 million;

o EBITDA* was $382 million for the first quarter;

o Cash flow from operations was $163 million for the first quarter;

o Free cash flow* was $81 million for the first quarter; and

o Debt was reduced by $158 million in the first quarter to $8.724 billion from the application of free cash flow and reduction in balance sheet cash.

Revenues were $1.309 billion for the first quarter 2003, compared to $1.316 billion for the first quarter 2002. Operating income for the first quarter 2003 was $250 million, compared to $284 million for the first quarter 2002. Net income before cumulative effect of change in accounting principle for SFAS 143 was $0.07 per share in the first quarter of 2003 (including the ($0.02) per share dilutive impact of SFAS 143) compared to $0.17 per share in the first quarter of 2002. For the first quarter ended March 31, 2003, EBITDA* was $382 million compared to EBITDA* of $404 million in the first quarter of 2002.

Cash flow from operations in the first quarter 2003 was $163 million, compared to $324 million in the first quarter 2002. During the first quarter 2003, free cash flow* was $81 million and debt was reduced by $158 million to $8.724 billion at March 31, 2003. Free cash flow* is defined as EBITDA* plus other non-cash items, less cash interest, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital. In addition, balance sheet cash decreased $96 million during the first quarter to $85 million, resulting in a quarter-end debt balance, net of cash, of $8.640 billion.

"Operating conditions during the first quarter were challenging due to the broad-based severe weather conditions and the increase in fuel costs," said Tom Van Weelden, Chairman and CEO of Allied Waste. "However, we have completed our previously announced reduction in workforce and are in the process of implementing our price increase program. With the successful execution of these actions, coupled with the improvement in operational results that we saw in March and the first part of April, I remain confident in the ability to achieve our goals for 2003."

In a separate release today, Allied Waste announced the completion and funding of its new credit facility.

Allied Waste will host a conference call related to the first quarter earnings on Tuesday, April 29th at 5:00 p.m. EDT. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A playback of the call will be available on the site after the call. Allied Waste has also filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of March 31, 2003, the Company operated 340 collection companies, 174 transfer stations, 171 active landfills and 67 recycling facilities in 39 states.

*Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) and free cash flow, which are non-GAAP measures. Management believes that providing this additional information is useful to investors regarding the Company's ability to meet debt service, capital expenditures and working capital requirements and to better assess and understand operating performance. Allied does not intend for the information to be considered in isolation or as a substitute for GAAP measures. Other companies may define the measures differently.

The most directly comparable GAAP measure to EBITDA is operating income. A reconciliation of EBITDA to operating income is on page 4 of this press release. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities. Following is a reconciliation of free cash flow to cash provided by operations:

   Free cash flow.......................................  $       81,111
   Add: Capital expenditures............................          80,195
        Capitalized interest............................           3,442
        Change in disbursement account..................          (1,166)
        Other ..........................................            (471)
                                                          ----------------
   Cash provided by operating activities................  $      163,111
                                                          ================


Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding our ability to implement our price increase program.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and its market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unable to increase prices; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce its debt obligations;
(5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of a member of senior management; (14) government regulations may increase the cost of doing business;
(15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; and (16) potential increases in commodity and fuel prices may make it more expensive to operate our business.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                         For the Three                        For the Three
                                         Months Ended          % of           Months Ended        % of
                                        March 31, 2003       Revenues        March 31, 2002     Revenues
                                      --------------------  ------------  ------------------- -----------
Revenue............................  $      1,308,859         100.0%      $     1,315,675       100.0%
Cost of operations (A).............           804,872          61.5%              789,410        60.0%
Selling, general and administrative
  expenses (A).....................           122,010           9.3%              122,124         9.3%
Depreciation and amortization......           131,603          10.1%              119,658         9.1%
                                     --------------------                 -------------------
  Operating income.................           250,374          19.1%              284,483        21.6%
Interest expense and other (B).....           193,133          14.8%              197,222        15.0%
                                     --------------------                 -------------------
 Income before income taxes........            57,241           4.3%               87,261         6.6%
Income tax expense.................            23,845           1.8%               35,521         2.7%
Minority interest..................               467           0.0%                  622         0.0%
                                     --------------------                 -------------------
  Net income before cumulative
   effect of change in accounting
   principle,net of tax ..........             32,929           2.5%               51,118         3.9%
Cumulative effect of change
  in accounting principle,
  net of tax(C)....................           (29,226)        (2.2)%                   --          --%
                                     --------------------                 -------------------
  Net income.......................            62,155           4.7%               51,118         3.9%
Dividends on preferred stock.......            19,988           1.5%               18,740         1.4%
                                     --------------------                 -------------------
  Net income available to common
    shareholders...................  $         42,167           3.2%      $        32,378         2.5%
                                     ====================                 ===================
Weighted average common and
  common equivalent shares.........           193,533                             194,145
                                     ====================                 ===================
Income per common share before
  cumulative effect of change in
  accounting principle ............  $           0.07                     $          0.17
                                     ====================                 ===================

Income per common share............  $           0.22                     $          0.17
                                     ====================                 ===================

----------------------------------------------------------------------------------------------------------
EBITDA (D).........................  $        381,977          29.2%      $       404,141        30.7%
----------------------------------------------------------------------------------------------------------

(A) Includes the non-cash reduction in accruals established in connection with the BFI acquisition of $6.8 million ($3.4 million in cost of operations and $3.4 million in selling, general and administrative expenses) that were deemed to no longer be necessary.

(B) Interest expense and other for 2003 and 2002 includes a $3.0 million net gain ($1.8 million, net of tax, or $0.01 per share) and a $7.9 million net gain ($4.8 million, net of tax, or $0.02 per share), respectively, comprised of a net mark to market gain and amortization of accumulated other comprehensive income related to de-designated interest rate swap contracts.

(C) Upon adoption of SFAS 143, "Accounting for Asset Retirement Obligations", a cumulative effect of change in accounting principle was recorded.

(D) EBITDA is reconciled to operating income as follows:

                                 For the Three Months Ended March 31,
                                 --------------------------------------
                                        2003                2002
                                 ------------------  ------------------
  Operating income.............. $     250,374       $    284,483
  Depreciation and amortization.       131,603            119,658
                                 ------------------  ------------------
  EBITDA........................ $     381,977       $    404,141
                                 ==================  ==================


                                                                                         EXHIBIT 99.2

                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                          Statement of operations Data
                   (amounts in thousands, except percentages)
                                   (unaudited)

                                                                  For the Three Months Ended March 31,
                                                              -----------------------------------------
                                                                      2003                    2002
                                                              -------------------   -------------------

Revenue --
  Gross revenue.......................................        $       1,601,700     $         1,590,129
  Less intercompany revenue...........................                 (292,841)               (274,454)
                                                              -------------------   --------------------
    Revenue...........................................        $       1,308,859     $         1,315,675
                                                              ===================   ====================

Revenue Mix (based on gross revenue) --
  Collection..........................................                    62.5%                   64.0%
  Disposal............................................                    31.4%                   30.3%
  Recycling...........................................                     3.7%                    3.1%
  Other...............................................                     2.4%                    2.6%
                                                              -------------------   --------------------
    Total.............................................                   100.0%                  100.0%
                                                              ===================   ====================

Internalization Based on Disposal Volumes.............                      68%                     67%
                                                              ===================   ====================

Landfill Volumes in Tons..............................                   16,937                  16,324
                                                              ===================   ====================

Year over Year Internal Growth (excluding commodity) (a):
Average per unit price change.........................                   (1.4)%                   (0.4)%
Volume change.........................................                     1.2%                   (1.6)%
                                                              -------------------   --------------------
    Total.............................................                   (0.2)%                   (2.0)%
                                                              ===================   ====================

Average price increases to customers(a) (b)...........                     1.4%                    2.4%
                                                              ===================   ====================
Year over Year Internal Growth (including commodity) (a)                   0.4%                   (3.1)%
                                                              ===================   ====================

Interest Expense and Other--
  Interest expense, gross.............................        $         175,727     $           187,425
  Cash settlement of de-designated interest rate swap
    contracts.........................................                   13,442                  14,409
                                                              -------------------   --------------------
                                                                        189,169                 201,834
  Interest income.....................................                     (797)                 (1,124)
  Interest capitalized for development projects.......                   (3,442)                 (6,609)
  Accretion of debt and amortization of debt issuance
    costs.............................................                    9,531                  11,001
  Write-off of deferred debt issuance costs...........                    1,692                      --
                                                              -------------------   --------------------
    Interest expense and other excluding the
     non-cash effects of de-designated interest
     rate swap contracts.............................                   196,153                 205,102
                                                              -------------------   --------------------
  Non-cash gain on de-designated interest rate swap
    contracts.........................................                   (9,883)                (16,730)
  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                    6,863                   8,850
                                                              -------------------   --------------------
      Interest expense and other......................        $         193,133     $           197,222
                                                              ===================   ====================

(a) Excludes the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(b) We have provided "Average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. We believe "Internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company.


                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                             (amounts in thousands)
                                   (unaudited)


                                                         For the Three Months
                                                         Ended March 31, 2003
                                                         ---------------------

  Acquisitions --
  Estimated annualized revenue acquired................  $          11,692
  Estimated annualized revenue acquired (after
    intercompany eliminations).........................             10,515

Divestitures --
  Estimated annualized revenue divested................  $         (10,365)

Capital Expenditures --
  Fixed asset purchases................................  $          48,343
  Cell development.....................................             31,852
                                                         ---------------------
        Total..........................................  $          80,195
                                                         =====================





                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                               BALANCE SHEET DATA
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                                                                               March 31,             December 31,
                                                                                                  2003                  2002
                                                                                         ---------------------   -----------------

ASSETS
Current assets --
  Cash and cash equivalents............................................................  $          84,742       $       180,285
  Accounts receivable, net of allowance of $22,061 and $23,692.........................            670,817               687,616
  Prepaid and other current assets.....................................................            114,721                99,765
  Deferred income taxes, net...........................................................            104,421               104,421
                                                                                         ---------------------   -----------------
    Total current assets...............................................................            974,701             1,072,087
  Property and equipment, net..........................................................          4,030,269             4,081,372
  Goodwill, net........................................................................          8,529,834             8,530,463
  Other assets, net....................................................................            240,990               245,000
                                                                                         ---------------------   -----------------
    Total assets.......................................................................  $      13,775,794       $    13,928,922
                                                                                         =====================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt....................................................  $         230,203       $       163,526
  Accounts payable.....................................................................            395,268               431,222
  Current portion of accrued capping, closure, post-closure and environmental costs....             97,734                95,249
  Accrued interest.....................................................................            210,656               182,039
  Other accrued liabilities............................................................            344,629               349,536
  Unearned revenue.....................................................................            232,151               228,221
                                                                                         ---------------------   -----------------
    Total current liabilities..........................................................          1,510,641             1,449,793
  Long-term debt, less current portion.................................................          8,494,095             8,718,642
  Deferred income taxes................................................................            549,402               509,910
  Accrued capping, closure, post-closure and environmental costs,
   less current portion................................................................            767,326               864,674
  Other long-term obligations..........................................................            446,099               449,901
  Commitments and contingencies
  Series A senior convertible preferred stock, 1,000 shares authorized, issued and
    outstanding, liquidation preference of $1,267 and $1,247 per share.................          1,266,889             1,246,904
  Stockholders' equity --
  Common stock.........................................................................              1,962                 1,962
  Additional paid-in capital...........................................................            971,224               989,647
  Other comprehensive loss.............................................................           (122,694)             (131,206)
  Retained deficit.....................................................................           (109,150)             (171,305)
                                                                                         ---------------------   -----------------
    Total stockholders' equity.........................................................            741,342               689,098
                                                                                         ---------------------   -----------------
    Total liabilities and stockholders' equity.........................................  $      13,775,794       $    13,928,922
                                                                                         =====================   =================

Days sales outstanding.................................................................         44 days                45 days
                                                                                         =====================   =================





                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                          STATEMENT OF CASH FLOWS DATA
                             (amounts in thousands)
                                   (unaudited)

                                                                                      Three Months Ended
                                                                                        March 31, 2003
                                                                                     ---------------------

Operating activities --
   Net income........................................................................ $          62,155
   Adjustments to reconcile net income to cash provided by operating activities--
   Provisions for:
     Depreciation and amortization...................................................           131,603
     Doubtful accounts...............................................................             5,580
     Accretion of debt and amortization of debt issuance costs.......................             9,531
     Deferred income taxes...........................................................            16,012
     Gain on sale of fixed assets....................................................              (420)
     Non-cash reduction in acquisition related accruals..............................            (6,800)
     Non-cash gain on de-designated interest rate swap contracts.....................            (9,883)
     Amortization of accumulated other comprehensive income for de-designated
        interest rate swap contracts.................................................             6,863
      Write-off of deferred debt issuance costs......................................             1,692
      Cumulative effect of change in accounting principle, net of tax................           (29,226)
   Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses, inventories and other....................            (6,124)
     Accounts payable, accrued liabilities, unearned income and other................           (17,590)
   Capping, closure and post-closure accretion.......................................            11,066
   Capping, closure and post-closure expenditures....................................            (5,782)
   Environmental expenditures........................................................            (5,566)
                                                                                      --------------------
 Cash provided by operating activities...............................................           163,111
                                                                                      --------------------
 Investing activities --
   Cost of acquisitions, net of proceeds from divestitures...........................           (14,524)
   Proceeds from sale of fixed assets................................................             3,099
   Capital expenditures, excluding acquisitions......................................           (80,195)
   Capitalized interest..............................................................            (3,442)
   Change in deferred acquisition costs, notes receivable, and other.................            (3,757)
                                                                                      --------------------
 Cash used for investing activities..................................................           (98,819)
                                                                                      --------------------
 Financing activities --
   Net proceeds from exercise of stock options.......................................               286
   Change in disbursement account....................................................             1,166
   Proceeds from long-term debt, net of issuance costs...............................           506,820
   Payments of long-term debt........................................................          (668,107)
                                                                                      --------------------
 Cash used for financing activities..................................................          (159,835)
                                                                                      --------------------
 Decrease in cash and cash equivalents...............................................           (95,543)
 Cash and cash equivalents, beginning of period......................................           180,285
                                                                                      --------------------
 Cash and cash equivalents, end of period............................................ $          84,742
                                                                                      ====================




                          ALLIED WASTE INDUSTRIES, INC.

                               Summary Data Sheet
                             (amounts in thousands)
                                   (unaudited)

                                                                                   For the Three
                                                                                   Months Ended
                                                                                   March 31, 2003
                                                                                 ------------------

Free Cash Flow*:
       EBITDA*.............................................................      $       381,977
       Other non-cash items:

       Capping, closure and post-closure accretion.........................               11,066
       Doubtful accounts...................................................                5,580
       Gain on sale of fixed assets........................................                 (420)
       Non-cash reduction in acquisition related accruals..................               (6,800)

Less:  Cash interest.......................................................             (160,028)
       Cash taxes..........................................................               (1,173)
       Capping, closure, post-closure and environmental expenditures.......              (11,348)
       Capital expenditures, excluding acquisitions........................              (80,195)
       Changes in working capital..........................................              (22,548)
       Remove change in accrued interest and accrued taxes from
         working capital...................................................              (35,000)
                                                                                 ------------------

      Free cash flow ......................................................               81,111

       Market development and other investing activities, net..............              (15,182)
       Debt issuance costs.................................................               (1,651)
       Decrease in cash....................................................               95,543
       Accretion and other.................................................               (1,951)
                                                                                 ------------------
       Decrease in debt....................................................      $       157,870
                                                                                 ==================


       Debt balance at beginning of period.................................      $     8,882,168
       Decrease in debt....................................................             (157,870)
                                                                                 ------------------
       Debt balance at end of period.......................................      $     8,724,298
                                                                                 ==================


Free cash flows is reconciled to cash provided by operating activities as follows:
        Free cash flow.....................................................      $        81,111
        Add: Capital expenditures..........................................               80,195
             Capitalized interest..........................................                3,442
             Change in disbursement account................................               (1,166)
             Other ........................................................                 (471)
                                                                                 ------------------
        Cash provided by operating activities..............................      $       163,111
                                                                                 ==================



* See discussion of non-GAAP financial measures in the press release attached as
Exhibit 99.1.



                                  5

                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)


Following is our proforma debt maturity schedule as of March 31, 2003 to give effect to the issuance of $450 million 7-7/8% Senior Notes due 2013, issuance of
6.9 million shares of Series C Mandatory  Convertible  Preferred Stock at $50.00
per share, issuance of approximately 12 million shares of common stock at $8.30 per share and the completion of the credit facility refinancing (amounts in millions).


                Debt                  2003        2004       2005        2006        2007        2008      Thereafter        Total
 --------------------------        ----------  ---------- ---------- ----------- ----------- ----------- -------------- ------------

 Revolving Credit Facility (A) (B). $     --    $    --    $     --   $       --  $      --   $  191.7    $         --   $     191.7
 Tranche B term loan due 2010......       --         --          --           --         --         --         1,200.0       1,200.0
 Receivables secured loan..........       --         --          --        149.4         --         --              --         149.4
 7.375% Senior notes...............       --       225.0         --           --         --         --              --         225.0
 7.875% BFI Senior notes...........       --          --       69.5           --         --         --              --          69.5
 7.625% Senior notes...............       --          --         --        600.0         --         --              --         600.0
 8.875% Senior notes...............       --          --         --           --         --      600.0              --         600.0
 8.50% Senior notes................       --          --         --           --         --      750.0              --         750.0
 6.375% BFI Senior notes ..........       --          --         --           --         --      161.2              --         161.2
 7.875% Senior notes due 2009......       --          --         --           --         --         --           875.0         875.0
 7.875% Senior notes due 2013......       --          --         --           --         --         --           450.0         450.0
 10.00% Senior sub notes
   due 2009........................       --          --         --           --         --         --         2,000.0       2,000.0
 9.25% Senior notes due 2012.......       --          --         --           --         --         --           375.0         375.0
 9.25% BFI debentures due 2021.....       --          --         --           --         --         --            99.5          99.5
 7.40% BFI debentures due 2035.....       --          --         --           --         --         --           360.0         360.0
 Other debt........................      5.3         4.7       14.9          5.1        0.8        0.3           294.9         326.0

                                    ----------  ---------- ---------- ----------- ----------- ----------  -------------- -----------

 Total principal due............... $   5.3    $ 229.7    $   84.4   $  754.5    $     0.8   $1,703.2    $    5,654.4   $   8,432.3
 Discount, net.....................                                                                                           (92.0)
                                                                                                                         -----------
 Total debt balance ...............                                                                                     $   8,340.3
                                                                                                                         ===========


(A) Represents amounts expected to be drawn under the new credit facility to refinance the remaining amounts outstanding under the 1999 Credit facility.

(B) At March 31, 2003, we had a revolver capacity commitment of $1,291.3 million, no borrowings outstanding and $783.0 million of letters of credit outstanding under the 1999 Credit Facility.


                                                                                        Actual at
                                                                                     March 31, 2003
                                                                                ------------------------
                                                                                      (in thousands,
                                                                                    except percentages)
Capital Structure:
    Long-term debt (including current portion).............................     $         8,724,298
    Equity (including series A senior convertible preferred stock).........               2,008,231
                                                                                ------------------------
    Debt to total capitalization...........................................                    81.3%
                                                                                ------------------------
